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                                                                   EXHIBIT 99.24


                 [LETTERHEAD OF SCHRODER SALOMON SMITH BARNEY]



The Board of Directors
LASMO plc
101 Bishopsgate
London EC2M 2XH


Members of the Board:


We refer to the document relating to the offer by Amerada Hess Corporation ("Amerada Hess") for the entire issued share capital of LASMO plc ("LASMO"), which document is part of the Registration Statement on Form S-4 of Amerada Hess. We hereby consent to the issue of the document with the inclusion therein of our name and references thereto in the form and context in which they appear. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.






                                         By /s/ SCHRODER SALOMON SMITH BARNEY
                                            ------------------------------------
                                            SCHRODER SALOMON SMITH BARNEY






London, England
December 13, 2000